REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of this 3rd day of January, 2001 by and among Ebiz Enterprises, Inc., a Nevada corporation (the "Company"), and each person listed on the signature pages to this Agreement under the caption "Shareholders" (each a "Shareholder" and, collectively, the "Shareholders).


                                    Recitals

         A. Pursuant to an Agreement and Plan of Merger dated November 17,
2000 (the "Merger Agreement"), the Company and Jones Business Systems, Inc., a Texas corporation ("JBSI"), have agreed to a merger of JBSI with a subsidiary of the Company (the "Merger"). In connection with the Merger, the Shareholders will receive common stock, par value $0.001 per share, of the Company ("Common Stock").

         B. The Shareholders have approved the Merger with the understanding that they would be granted registration rights with respect to the Common Stock on the terms set forth in this Agreement.

                                    Agreement

         In consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


                                    SECTION 1
                                   Definitions

Hereafter, the following terms shall have the following respective meanings:

"Current Registration Statement" means the registration statement no. 333-________ on form SB-2 filed by the Company with the SEC, as amended.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

"Holder" or "Holders" shall mean any Shareholder holding Registrable Securities and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 2.11 hereof, or all of such persons collectively.

"Registrable Securities" means the Common Stock issued to the Shareholders in the Merger and all other securities issued with respect to such Common Stock upon any stock split, stock dividend, recapitalization, or similar event; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities only if they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, whether in a registered offering, Rule 144 transaction or otherwise, (B) distributed to the public pursuant to an offering registered under the Securities Act (or similar rule then in force), or (C) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed on consummation of such sale.

The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

"Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company or JBSI in complying with Section 2.1 or Section
2.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and the reasonable fees and disbursements of counsel for all Holders in any registration pursuant to Section
2.1 or Section 2.2 hereof, provided that such counsel is also counsel for the Company.

"SEC" shall mean the United States Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

"Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities.


                                    SECTION 2
                               Registration Rights

2.1 Required Registration. The resale from time to time of the Registrable Securities will be included by the Company in the Current Registration Statement before it is declared effective by the SEC if (i) the Merger occurs on or before December 20, 2000 and the Company has been informed by the Staff of the SEC that the Current Registration Statement has been selected for "no review" status, or
(ii) the Current Registration Statement is not selected for "no review" status, unless the Company in its reasonable good faith discretion, and on the advice of its outside counsel, determines that including the resale of the Registrable Securities in the Current Registration Statement would delay the SEC in declaring the Current Registration Statement effective on or before December 31, 2000. If the Registrable Securities are not included in the Current Registration Statement pursuant to subparagraphs (i) or (ii) of the preceding sentence, then on or before the later to occur of 10 days after the closing of the Merger or January 5, 2001, or if the Company is prevented by applicable law or regulation from filing an additional registration statement during the pendency of the Current Registration Statement, the date that is 10 days after such restriction no longer exists the Company will cause to be filed pursuant to Rule 415 of the Securities Act a registration statement (the Current Registration Statement and such other registration statement are herein collectively referred to as the "Shelf Registration Statement") as to the Registrable Securities, naming such Shareholders as elect to be named therein as selling shareholders. The Company shall use its commercially reasonable best efforts to have such Shelf Registration Statement declared effective as soon as reasonably practicable after such filing, and to keep such Shelf Registration Statement continuously effective until two years following the date on which such Shelf Registration Statement becomes effective under the Securities Act; provided, however, that the Company may voluntarily suspend the effectiveness of such Shelf Registration Statement for a limited time, which in no event shall be longer than 60 days, if the Company has been advised by counsel or underwriters to the Company that the offering of the Registrable Securities pursuant to the Shelf Registration Statement would adversely affect, or would be improper in view of (or improper without disclosure in a prospectus of), a proposed financing, reorganization, recapitalization, merger, consolidation, or similar transaction involving the Company, in which case the Company shall be required to keep such Shelf Registration Statement effective for an additional period of time beyond two years following the date of the effectiveness thereof equal to the number of days the effectiveness thereof is suspended pursuant to this proviso. Upon the occurrence of any event that would cause the Shelf Registration Statement to contain a material misstatement or omission or not to be effective and usable during the period that such Shelf Registration Statement is required to be effective and usable, the Company shall promptly file an amendment to the Shelf Registration Statement and use its commercially reasonable best efforts to cause such amendment to be declared effective as soon as practicable thereafter. The Holders shall furnish to the Company such information regarding their holdings and the proposed manner of distribution thereof as the Company may reasonably request and as shall be required in connection with the Shelf Registration Statement.

2.2      Piggyback Registration.

         (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration pursuant to Section 2.1, (ii) a registration relating solely to employee benefit plans, (iii) a registration relating solely to Rule 145 under the Securities Act, or (iv) a registration for which a registration statement has been filed prior to the date of this Agreement or may already be effective as of the date of this Agreement, the Company will:

                  (i)  promptly give to each Holder written notice thereof; and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, mailed by any Holder or Holders within fifteen calendar days after receipt of such written notice from the Company. The written request of a Holder may specify that all or a part of such Holder's Registrable Securities shall be included in such registration.

         (b) Underwriting. If the registration of which the Company gives notice pursuant to Section 2.2(a) is for a registered public offering involving an underwriting, the Company shall so advise Holders as a part of the written notice given pursuant to Section 2.2(a). In such event the right of any Holder to registration pursuant to Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of Section 2.2, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be included in such registration. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and the respective amounts of other securities held by such other holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by giving written notice to the Company, the managing underwriter and the other Holders and holders participating in the offering. The Registrable Securities and other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Securities and other securities a greater number of Registrable Securities held by other Holders and other securities held by other holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration and other holders who have included other securities in the registration the right to include additional Registrable Securities and other securities in the same proportion used in determining the underwriter limitation in this
         Section 2.2(b).

         (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
         Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         (d) Limitation on Sale or Transfer. Nothing in this Agreement shall be construed to permit any Holder to sell or transfer any Registrable Securities in violation of any sales or transfer restriction on such Registrable Securities imposed by contract or applicable law.

2.3 Existing Registration Rights . The Company is not a party to an agreement with any shareholder of the Company pursuant to which, in the event the number of shares to be underwritten in connection with any underwriting referenced in
Section 2.2(b) of this Agreement is limited to fewer than all of the shares that the Holders and all other shareholders of the Company have elected to include in such underwriting, such limit would be applied to the Holders and such other shareholders of the Company on a basis other than as set forth in Section 2.2(b).

2.4 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless such new registration rights, including standoff obligations, are on a pari passu basis with or subordinate to the rights of the Holders hereunder. Any additional parties receiving rights on a pari passu basis with the Holders hereunder may execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered a Holder for all purposes of this Agreement (and their securities shall be considered Registrable Securities for all purposes of this Agreement).

2.5 Expenses of Registration. All Registration Expenses incurred in connection with the registration contemplated under Section 2.1 and up to one (1) registration under Section 2.2 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders and all other Registration Expenses shall be borne by the Holders and the Company on a pro rata basis in accordance with the number of shares included in the registration held or issued by each.

2.6 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to Section 2, the Company shall keep each Holder advised in writing as to the initiation of each registration, and the completion thereof. Except as otherwise provided in Section 2.5, at its expense the Company will:

         (a) Prepare and file with the SEC a registration statement with respect to such securities and use reasonable efforts to cause such registration statement to become and, except for registrations pursuant to Section 2.1, remain effective for at least 120 calendar days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company;

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement or to applicable anti-fraud provisions;

         (c) Furnish to the Holders participating in such registration and to the underwriters, if any, of the securities being registered such number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders or underwriters, if any, may reasonably request in order to facilitate the public offering of such securities. All of the documents required to be furnished under this subsection may be furnished electronically or by any other suitable method allowed by law;

         (d) During the period such registration is effective, notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

         (e) Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed;

         (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement, a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

         (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
         Section 11(a) of the Securities Act; and

         (h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2 hereof, enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further than if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

2.7      Indemnification

         (a) The Company shall indemnify each Holder, each of its officers, directors, partners, accountants, legal counsel and agents, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, has been effected pursuant to Section 2, , against any and all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, prepared by the Company, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, or person controlling such Holder, or by any, underwriter of the securities subject to such registration or any person who controls such underwriter within the meaning of Section 15 of the Secuities Act and stated to be specifically for use therein.

         (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors, officers, accountants, legal counsel and agents, each underwriter, if any, of the Company' securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, partners, accountants, legal counsel and agents, and each person controlling such Holder within the meaning of
         Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein, provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which shall not be withheld unreasonably) and provided that the obligations of each such Holder hereunder shall be limited to an amount equal to the net proceeds after expenses and commissions to such Holder from Registrable Securities sold in such offering, unless such liability arises out of or is based on the gross negligence or willful misconduct by such Holder.

         (c) Each party entitled to indemnification under this Section 2.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who conducts the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withhold,) and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.8 Termination of Registration Rights. The registration rights granted pursuant to this Agreement shall terminate as to any Holder upon termination of the Company's obligation to keep the Shelf Registration Statement effective pursuant to Section 2.1. Further, no Holder shall be entitled to exercise any registration rights provided for in Section 2.2, as to any Holder, at such time at which all Registrable Securities held by such Holder (and any affiliate of such Holder with whom such Holder must aggregate its sales under Rule 144 promulgated under the Securities Act or any successor provision) can be sold in any three (3)-month period without registration in compliance with Rule 144.

2.9 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in Section 2.

2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable efforts to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

         (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

         (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration. As a means of complying with the requirements of providing documents and other information required by this subsection, the Company may direct electronic copies to a Holder or provide instructions for the Holder to access the electronic copies.

2.11 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Section 2 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Holder provided that the Company is first given notice of the transfer or assignment and such transfer may otherwise be effected in accordance with applicable securities laws. Notwithstanding the foregoing, the rights to cause the Company to register securities may be freely assigned (a) to any partner, active or retired, of a Holder, where such Holder is a partnership, (b) to any affiliate (as that term is defined in Rule 405 promulgated by the SEC under the Securities Act) of a Holder, (c) to any officer, director, shareholder or member thereof, where such Holder is a corporation or limited liability company, (d) to the spouse, children, grandchildren or spouse of such children or grandchildren of any Holder or to trusts for the benefit of any Holder or such persons where the Holder is a natural person or (e) to any transferee of 100,000 shares of Registrable Securities, provided that written notice thereof is promptly given to the Company and that the transferee agrees in writing reasonably satisfactory to the Company to be bound by the provisions of this Agreement. If any Holder makes an assignment pursuant to this Section 2.11 with respect to any shares of Registrable Securities that are included in any Shelf Registration Statement, the Company shall, if it is legally permitted to do so, amend such Shelf Registration Statement to reflect the change in ownership of such shares.


                                    SECTION 3
                                  Miscellaneous

3.1 Governing Law. This Agreement shall be governed and construed in all respects in accordance with the laws of the State of Arizona as applied to agreements made and performed in Arizona by residents of the State of Arizona.

3.2 Amendment. Except as expressly provided herein, neither this Agreement not any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided however, that holders of a majority of the Registrable Securities may waive, modify or amend on behalf of all holders, any provisions hereof.

3.3 Notices, etc. Any notice or other communication required or permitted under this Agreement will be given in writing and will be sent by facsimile or commercially recognized express courier to the address specified below or to any other address that may be designated by prior notice. Any notice or other communication delivered by facsimile will be deemed to have been received the day it is sent and must be confirmed by a copy sent by express courier. Any notice or other communication sent by commercially recognized courier will be deemed to have been received on the 3rd business day after delivery to the courier.

         If to a Holder, at the address last provided in writing to the Company by such Holder.

         If to the Company:

         Ebiz Enterprises, Inc.
         Attn:  Chief Executive Officer
         15695 North 83rd Way
         Scottsdale, AZ 85260

         Facsimile:  (480) 778-1001

3.4 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

3.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

3.6 Facsimile Signatures. Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a facsimile signature page agrees to later deliver an original counterpart to any party which requests it.

3.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Shareholders, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                            [Signature pages follow.]

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

EBIZ ENTERPRISES, INC.


By:  /s/ Dave Shaw
     ------------------------------------------------

Name:   Dave Shaw

Title:     Chief Executive Officer


SHAREHOLDERS:


/s/ Stephen P. Shadle
Name: Stephen P. Shadle

Address:
         -----------------------------------



Stephen P. and Roberta G. Shadle Trust

By:   /s/  Stephen P. Shadle
Name: Stephen P. Shadle,
Title: Trustee

Address:
         -----------------------------------


/s/ Bruce Parsons
Name: Bruce Parsons

Address:
         -----------------------------------


/s/ Judy Parsons
Name: Judy Parsons

Address:
         -----------------------------------

/s/ Scott Shadle
Name: Scott Shadle

Address:
         -----------------------------------

/s/ Nick Futter
Name: Nick Futter

Address:
         -----------------------------------

/s/ Don Young
Name: Don Young

Address:
         -----------------------------------

/s/ Dave Colesante
Name: Dave Colesante

Address:
         -----------------------------------

/s/ Michael G. Colesante
Name: Michael G. Colesante

Address:
         -----------------------------------